Exhibit 23(b)


                                                                       ANDERSEN

Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this Form S-3 of our report dated February 25, 2000 on Central and South West Corporation, included and incorporated by reference in American Electric Power Company, Inc. Form 10-K for the year ended December 31, 2001, and to all references to our firm included in this Form S-3.


/s/ Arthur Andersen LLP

Dallas, Texas,
     April 10, 2002